INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements (No. 333-60235, 333-60917, 33-22235, 33-31387, 33-66230, and 33-86592) of
Intellicall,  Inc. on Form S-8 of our report dated March 15, 2001,  except as to
Note 22, which is as of March 30, 2001, appearing in this Annual Report on Form 10-K of Intellicall, Inc. for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP

Dallas, Texas
April 17, 2001